Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in this Registration Statement on Form SB-2, of our report dated July 26, 2006 with respect to our audit of the financial statements of Techprecision Corporation at March 31, 2006 and for the two years in the period then ended, and to the reference to our firm under the heading "Experts" in the Prospectus.

Bloom & Co., LLP Certified Public Accountants

Hempstead, NY
August 25, 2006